Exhibit 10 (B)

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

STOCK OPTION AWARD AGREEMENT

CARPENTER TECHNOLOGY CORPORATION (the “Company”) grants this STOCK OPTION to the individual identified below (the “Participant”). Capitalized terms used herein without definition have the respective meanings ascribed to them in the CARPENTER TECHNOLOGY CORPORATION STOCK-BASED COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES, as amended and effective June 30, 2009 (the “Plan”); the terms, conditions and provisions of which are applicable to the Award evidenced hereby and incorporated herein by reference.

1. Grant of Option. The Participant has been granted a non-qualified stock option (the “Option”) to purchase the number of Shares set forth below (the “Option Shares”) pursuant to the terms of the Plan.

2. Price. The purchase price per Option Share is set forth below.

3. Term of Exercise. One-third ( 1/3) of the total Option Shares shall become exercisable on each of the first three anniversaries of the Grant Date contingent upon continued employment of the Participant with the Company on each such anniversary and shall continue to be exercisable within the period ending on the tenth anniversary of the Grant Date, except as otherwise provided under the terms of the Plan.

4. Payment. Notice of the Participant’s intention to exercise all or a portion of the Option shall be given (in accordance with the procedures established by the Company from time to time) by the Participant or, in the case of death of the participant, his/her legal representative. The form of payment is to be specified in such notice. Full payment for Option Shares purchased shall be made to the Plan Administrator, as specified in the guidelines, following delivery to the Plan Administrator of notice of intention to exercise.

5. Binding Effect. Subject to the terms of the Plan, the terms of this Option shall be binding upon, and inure to the benefit of, both the Company, its successors and assigns, and the Participant, his/her heirs and personal representatives.

6. Plan Compliance. The Participant should be aware that the terms of this Option, including methods for exercise, may be modified without the consent of the Participant to comply with applicable law, stock exchange or accounting requirements.

CARPENTER TECHNOLOGY CORPORATION

By:

President and Chief Executive Officer

Name of Participant:

Number of Option Shares:

Purchase Price per Option Share:

Grant Date: